EXHIBIT 16.1

PLS CPA, A PROFESSIONAL CORP.

◆ 4725 MERCURY STREET #210 ◆ SAN DIEGO ◆ CALIFORNIA 92111 ◆

◆ TELEPHONE (858)722-5953 ◆ FAX (858) 858-761-0341 ◆ FAX (858) 433-2979

◆ E-MAIL changgpark@gmail.com◆

January 7, 2016

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: SharkReach, Inc.

Dear Madame or Sir

On January 5, 2016 our appointment as auditor for SharkReach, Inc., ceased. We have read SharkReach, Inc.'s statement included under Item 4.01 of its Form 8-K dated January 5, 2016 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/ PLS CPA

PLS CPA, A Professional Corp.

San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board